February 28, 1995



MAXXAM Inc.
5847 San Felipe, Suite 2600
Houston, Texas 77057

     Re:  Amendment of $150,000 Promissory Note

Gentlemen and Ladies:

     This letter will confirm that the $150,000 Promissory Note dated February 1, 1989 executed by the undersigned in favor of MAXXAM Inc. (the "Note") is amended, effective as of the date set forth above, to provide that (a) $15,000 of the remaining $90,000 principal amount of the Note shall be forgiven on March 7, 1995, (b) the principal amount of the Note remaining after giving effect to such forgiveness shall be paid in installments of $18,750 on each of December 31, 1995, 1996 and 1997, with any remaining principal balance, together with accrued interest, to be paid in full on December 31, 1998, and (c) the Note may be prepaid in whole or in part from time to time.

     The Note is further amended, effective as of the date set forth above, to provide that the Note shall be secured by any amounts to which the undersigned may be entitled pursuant to MAXXAM's Revised Capital
Accumulation Plan.


                                   ANTHONY R. PIERNO
                                   Anthony R. Pierno


                                   BEVERLY J. PIERNO
                                   Beverly J. Pierno

ACKNOWLEDGED AND AGREED TO
effective as of the 28th day of February 1995.

MAXXAM INC.



By:  BYRON L. WADE
Name:  Byron L. Wade
Title:  Vice President, Secretary and
        Deputy General Counsel